Exhibit (a)(1)(G)

WELCOME TO THE THERAVANCE BIOPHARMA OPTION EXCHANGE PROGRAM WEB SITE Click on the links below to view details of the Option Exchange Program: Offer to Exchange Employee Presentation If you are a Theravance Biopharma Option holder eligible to participate, please click the Continue button to log in. Continue These documents are in Adobe Portable Document Format (PDF). You will need Adobe Acrobat Reader software to read the files. If you do not have Acrobat, please click on the icon to download the software or contact your local IT support. Theravance Biopharma may extend the expiration date of the Stock Option Exchange Program in its discretion The Theravance Biopharma Option Exchange Program expires at 9:00 PM Pacific Time on September 25, 2015. If you have questions, please contact the Computershare Call Center, Monday through Friday between the hours of 5:00 AM to 5:00 PM Pacific Time at: 866-305-9582 (From within the U.S.) 781-575-2643 (From outside the U.S.)

Enter your 9-digit Personal Identification Number (PIN) that you received via e-mail on Friday, August 28, 2015. Please do not enter spaces. Forgot your PIN? Continue The Theravance Biopharma Option Exchange Program expires at 9:00 PM Pacific Time on September 25, 2015. If you have questions, please contact the Computershare Call Center, Monday through Friday between the hours of 5:00 AM to 5:00 PM Pacific Time at: 866-305-9582 (From within the U.S.) 781-575-2643 (From outside the U.S.)

Forgot your PIN? Please enter your Employee ID Number below. Your Employee ID Number is the four digit number on your paystub, i.e. “0123” or “1234”. (Please ask your local HR contact for your Employee ID Number if not shown on your paystub.) If you cannot locate your Employee ID Number, please contact the Computershare call Center at the number below to request your PIN. Once entered, please click Continue and your PIN will be sent to the e-mail address on file. Employee ID Continue The Theravance Biopharma Option Exchange Program expires at 9:00 PM Pacific Time on September 25, 2015. If you have questions, please contact the Computershare Call Center, Monday through Friday between the hours of 5:00 PM Pacific Time at: 866-305-9582 (From within the U.S.) 781-575-2643 (From outside the U.S.)

Current Date Aug-27-2015 Name and Address FirstName LastName Address1 Address2 Address3 City, PA 12345-6789 United States Hello FirstName, below are your Current outstanding Eligible Options. Please make your exchange selection by clicking the “Exchange” or “Do not Exchange” button for each Eligible Option and then click Submit. Click here to access the Exchange Analysis Tool to help you evaluate your eligible options. Grant ID# Grant Date Options Outstanding Exercise Price Exchange Ratio RSU grant if share options outstanding are exchanged Make ONE Election for each eligible option Post Exchange Vesting Schedule 00000001 Jun-3-2014 3.000 $23.51 2:1 1,500 Exchange Do Not Exchange Vest quarterly over approximately 3 years, first vesting date is 11/20/2015 0000002 Jul-1-2014 2.750 $33.85 2:1 1,375 Exchange Do not Exchange Vest quarterly over approximately 3 years, first vesting date is 11/20/2015 You acknowledge that: (1) the option Exchange Program is a discretionary program established by Theravance Biopharma and may be suspended, modified or terminated by Theravance Biopharma at any time, as provided in the Offer to Exchange; (2) the RSUs to be granted under the program are discretionary in nature and such issue does not create any contractual or other right to receive future equity or cash compensation, payments or benefit. By Clicking below you agree to the terms and conditions of this Exchange Program as described in the Exchange Offer document submit The Theravance Biopharma Option Exchange Program expires at 9:00 PM Pacific Time on September 25, 2015. If you have questions, please contact the Computershare call center, Monday through Friday between the hours of 5:00 AM to 5:00 PM Pacific Time at: 866-305-9582 (From within the U.S.) 781-575-2643 (From outside the U.S.)

Theravance Biopharma - Exchange Analysis Tool This tool is designed to help you decide if you want to participate in this program. Click the “Update” button after you have entered any new prices to see the revised gains. Current Date Employee ID Aug-27-2015 0001 Name and Address FirstName LastName Address1 Address2 Address3 City, PA 12345-6789 United States $20.00 Insert Assumed Future Street Price Update Updates the chart to compare what the poetential gains” could be on your original grants versus the new grants. Option Grand# Grant Date Eligible Outstanding Options Vested Unvested Total Exercise Price Assumed Pre-Tax Gain on Options Outstanding Exchange Ratio New RSUs if Outstanding Options Exchanged Assumed Pre-Tax Value of New RSUs Est. Break Even Price 00000001 Jun-03-2014 1,125 1,875 3,000 $23.51 N/A 2:1 1,500 $ 30,000 $ 47.02 00000002 Jul-01-2014 745 2,005 2,750 $33.85 N/A 2:1 1,375 $ 27,500 $ 67.70 03-Jun-14 01-Jul-14 $0 $0 $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 $30,000 $27,000 Assumed Pre-Tax Gain on Options Outstanding Assumed Pre-Tax Value of New RSUs * Modeling does not take into account potential differences in tax or vesting implications Return to the Stock Option Exchange Election Form

 ELECTION CONFIRMATION Current Date Employee ID Aug-27-2015 0001 Name and Address Confirmation# FirstName LastName 222222222082715194114 Address1 Address2 Address3 City, PA 12345-6789 United States Please print this page for your records. Please note, you may re-enter the site to view and/or change your election until the expiration date. Grant ID# Grant Date Options Outstanding Exercise price Exchange Ratio RSU grant if share options outstanding are exchanged Election Made Post Exchange Vesting Schedule 00000001 Jun-3-2014 3,000 $23.51 2:1 1,500 Exchange Vest quarterly over approximately 3 years, first vesting date is 11/20/2015 00000002 Jul-1-2014 2,750 $33.85 2:1 1,375 Exchange Vest quarterly over approximately 3 years, first vesting date is 11/20/2015 New RSU award agreements will be viewable on the E*TRADE web site approximately 3-4 weeks after the exchange offer has concluded. Please be advised that you cannot update your election(s) after the Exchange Program expires at 9:00 PM Pacific Time on September 25, 2015. However, you may return to this web site at any time before the exchange Program expiration date/time to update your election(s). Log Out The Theravance Biopharma Option Exchange Program expires at 9:00 PM Pacific Time on September 25, 2015. If you have questions, please contact the Computershare call center, Monday through Friday between the hours of 5:00 AM to 5:00 PM Pacific Time at: 866-305-9582 (From within the U.S.) 781-575-2643 (From outside the U.S.)

You have logged out of the Theravance Biopharma Exchage Program web site. Please be advised that you cannot update your election(s) after the Exchange Program expires at 9:00 PM Pacific Time on September 25, 2015. However, you may return to this web site at any time before the Exchange Program expiration date/time to update your election(s). The Theravance Biopharma Option Exchange Program expires at 9:00 PM Pacific Time on September 25, 2015. If you have questions, please contact the Computershare Call Centre, Monday through Friday between the hours of 5:00 AM to 5:00 PM Pacific Time at: 866-305-9582 (From within the U.S.) 781-575-2643 (From outside the U.S.)

ELECTION SUMMARY Current date Aug-27-2015 Employee ID 0001 Confirmation# 222222222082715194114 Name and Address FirstName LastName Address1 Address2 Address3 City, PA 12345-6789 Unites States Welcome back FristName, the election reflected below was submitted on Aug-27-2015 04:49:05 PM Pacific Time. Click the “Exchange” or “Do not Exchange” button for each eligible RSU you indend to update, and then click Submit. If you would like to keep your election below click on the “Log Out” button.  Grant ID# Grant Date Option Outstanding Exercise Price Exchange Ratio RSU grant if share options outstanding are exchanged Election Made Post Exchange Vesting Schedule 00000001 Jun-3-2014 3,000 $23.51 2.1 1,500 Exchange Do Not Exchange Vest quarterly over approximately 3 years, first vesting date is 11/20/2015 00000002 Jul-1-2014 2,750 $33.85 2.1 1,375 Exchange Do Not Exchange Vest quarterly over approximately 3 years, first vesting date is 11/20/2015 Submit Log Out

The Theravance Biopharma Option Exchange Program expires at 9:00 PM Pacific Time on September 25, 2015. If you have questions, please contact the Computershare Call Center, Monday through Friday between the hours of 5:00 AM to 5:00 PM Pacific Time at: 866-305-9582 (From within the U.S.) 781-575-2643 (From outside the U.S.)